UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Lpath, Inc. (the “Company”) was held on June 22, 2011. Matters submitted to the stockholders and voted upon at the meeting were as follows: (1) election of five members to the Company’s Board of Directors and (2) ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The stockholders elected each of the director candidates and ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The final voting results are set forth below:

(1) The following directors were elected by the indicated votes:

	For	Withheld	Broker Non-Votes

Jeffrey A. Ferrell	27,613,821	45,941	0

Charles A. Mathews	27,627,749	32,013	0

Scott R. Pancoast	25,574,361	2,085,401	0

Daniel H. Petree	27,615,171	44,591	0

Donald R. Swortwood	27,613,171	46,591	0

(2) The appointment of Moss Adams, LLP was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-Votes
50,635,882	80,645	27,683	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/ Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: June 24, 2011